Exhibit 8.1
March 16, 2007
Copano Energy, L.L.C.
2727 Allen Parkway, Suite 1200
Houston Texas 77019

RE:	COPANO ENERGY, L.L.C.; REGISTRATION STATEMENT ON FORM S-3
Ladies and Gentlemen:
     We have acted as counsel for Copano Energy, L.L.C. (the “Company”), a Delaware limited liability company, with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3, to which this opinion is an exhibit (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), regarding the offer and sale by certain unitholders of the Company of up to 3,519,126 common units representing limited liability interests in the Company. We have also participated in the preparation of a Prospectus dated March 16, 2007 (the “Prospectus”) forming part of the Registration Statement. In connection therewith, we prepared the discussion (the “Discussion”) set forth under the caption “Material Tax Consequences” in the Prospectus.
     All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the date of the Prospectus, qualified by the limitations contained in the Discussions. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact by the Company, included in the Discussion, as to which we express no opinion).
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal” in the Prospectus and in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder.
Very truly yours,
/s/ VINSON & ELKINS L.L.P.
Vinson & Elkins L.L.P.

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